ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1

Arrow Electronics Reports First-Quarter 2024 Results

-- Sales of $6.9 billion in line with guidance --

-- First-Quarter Earnings Per Diluted Share of $1.53; Non-GAAP Earnings Per Diluted Share of $2.41 --

CENTENNIAL, Colo.--(BUSINESS WIRE)- May 2, 2024--Arrow Electronics, Inc. (NYSE:ARW) today announced financial results for its first quarter of 2024.

“We continued to execute well in a challenging market environment and delivered first-quarter sales in line with our expectations, with non-GAAP earnings per diluted share above the high end of our guidance range,” said Sean Kerins, Arrow’s president and chief executive officer.

“In the current environment, we’re focused on managing factors within our control including effective use of working capital, appropriate cost discipline, and protecting our strategic growth priorities,” said Mr. Kerins.

Arrow Consolidated
	Quarter Ended
	March 30,	April 1,
(in millions except per share data)	2024	2023
Consolidated sales	$6,924	$8,736
Net income attributable to shareholders	84	274
Net income per diluted share	1.53	4.60
Non-GAAP net income attributable to shareholders (1)	132	274
Non-GAAP net income per diluted share	2.41	4.60

In the first quarter of 2024, sales decreased 21 percent year over year. Changes in foreign currencies had an immaterial impact compared to the first quarter of 2023.

Global Components

“While the industry’s cyclical correction is ongoing, we are beginning to see improvement in leading indicators with customer inventory levels declining, our book-to-bill ratios for both semiconductors and IP&E improving in all regions and our backlog continuing to trend towards more normal levels.  From an end-market perspective, we saw relative strength in transportation in the Americas, aerospace and defense in EMEA, and consumer verticals in Asia,” said Mr. Kerins.

Global Components
	Quarter Ended
	March 30,	April 1,
(in millions)	2024	2023
Global components sales	$5,191	$6,856
Global components operating income, as reported	226	418
Global components non-GAAP operating income	243	424

In the first quarter of 2024, global components sales decreased 24 percent year over year. Americas components first-quarter sales decreased 29 percent year over year. Europe components first-quarter sales decreased 26 percent year over year and decreased 27 percent year over year on a constant currency basis. Asia-Pacific components first-quarter sales decreased 18 percent year over year.

Global Enterprise Computing Solutions

“Our enterprise computing solutions business continues to navigate a mixed IT spending environment.  In EMEA, we once again achieved year-on-year billings and gross profit dollar growth in the first quarter, and in North America, we continued to make progress in the market for IT-as-a-service.  Looking forward we’re well-positioned to serve the growing demand for cloud and AI-driven solutions,” said Mr. Kerins.

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ARROW ELECTRONICS, INC. 9151 EAST PANORAMA CIRCLE CENTENNIAL, CO 80112 303-824-4000	NEWS

Global Enterprise Computing Solutions (ECS)
	Quarter Ended
	March 30,	April 1,
(in millions)	2024	2023
Global ECS sales	$1,733	$1,881
Global ECS operating income, as reported	71	81
Global ECS non-GAAP operating income	73	82

In the first quarter of 2024, global ECS sales decreased 8 percent year over year and decreased 9 percent year over year on a constant currency basis. Europe ECS first-quarter sales decreased 7 percent year over year and decreased 8 percent year over year on a constant currency basis. Americas ECS first-quarter sales decreased 9 percent year over year.

Other Financial Metrics

“In the first quarter, we generated $403 million in cash flow from operations,” said Raj Agrawal, Arrow’s senior vice president and chief financial officer.  “Efficient working capital management enabled us to reduce inventory by $390 million in the first quarter and more than $1 billion over the past two quarters. Our strong cash flow generation continued to provide us with ample financial flexibility, and we also repurchased approximately $100 million of shares in the quarter.”

1 A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the reconciliation tables included herein.

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Second-Quarter 2024 Outlook

●	Consolidated sales of $6.20 billion to $6.80 billion, with global components sales of $4.60 billion to $5.00 billion, and global enterprise computing solutions sales of $1.60 billion to $1.80 billion
●	Net income per share on a diluted basis of $1.65 to $1.85, and non-GAAP net income per share on a diluted basis of $2.05 to $2.25
●	Average tax rate in the range of 23 to 25 percent
●	Interest expense of approximately $75 million
●	Changes in foreign currencies to decrease sales by approximately $51 million, and earnings per share on a diluted basis by $0.04 compared to the second quarter of 2023
●	Changes in foreign currencies to decrease quarter-over-quarter growth in sales by $29 million and earnings per share on a diluted basis by $0.04 compared to the first quarter of 2024

Second-Quarter 2024 GAAP to non-GAAP Outlook Reconciliation
NON-GAAP SALES RECONCILIATION
	Quarter Ended			Quarter Ended
	June 29,	July 1,		June 29,	March 30,
(in billions)	2024	2023	% Change	2024	2024	% Change

Global components sales, GAAP	$4.60 - 5.00	$6.68	(31%) - (25%)	$4.60 - 5.00	$5.19	(11%) - (4%)
Impact of changes in foreign currencies	—	(0.04)		—	(0.02)
Global components sales, constant currency	$4.60 - 5.00	$6.64	(31%) - (25%)	$4.60 - 5.00	$5.17	(11%) - (3%)

Global ECS sales, GAAP	$1.60 - 1.80	$1.83	(13%) - (2%)	$1.60 - 1.80	$1.73	(8%) - 4%
Impact of changes in foreign currencies	—	(0.01)		—	(0.01)
Global ECS sales, constant currency	$1.60 - 1.80	$1.82	(12%) - (1%)	$1.60 - 1.80	$1.72	(7%) - 4%

NON-GAAP EARNINGS RECONCILIATION
		Intangible amortization	Restructuring &
	Reported GAAP measure	expense	integration charges	Non-GAAP measure
Net income per diluted share	$1.65 to $1.85	$0.10	$0.30	$2.05 to $2.25

Earnings Presentation

Please refer to the earnings presentation, which can be found at investor.arrow.com, as a supplement to the company’s earnings release. The company uses its website as a tool to disclose important information about the company and to comply with its disclosure obligations under Regulation Fair Disclosure.

Webcast and Conference Call Information

Arrow Electronics will host a conference call to discuss first-quarter 2024 financial results on May 2, 2024, at 1:00 PM ET.

A live webcast of the conference call will be available via the events section of investor.arrow.com or by accessing the webcast link directly at https://events.q4inc.com/attendee/743613108. Shortly after the conclusion of the conference call, a webcast replay will be available on the Arrow website for one year.

About Arrow Electronics

Arrow Electronics guides innovation forward for thousands of leading technology manufacturers and service providers. With 2023 sales of $33 billion, Arrow develops technology solutions that help improve business and daily life. Learn more at arrow.com.

Information Relating to Forward-Looking Statements

This press release includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the second quarter of fiscal 2024 such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted

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shares outstanding, interest and other expense, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, and expectations regarding market demand and shareholder returns. These and other forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: unfavorable economic conditions; disruptions or inefficiencies in the supply chain; political instability; impacts of military conflict and sanctions; industry conditions; changes in product supply, pricing and customer demand; competition; other vagaries in the global components and the global ECS markets; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; the effects of natural or man-made catastrophic events; changes in relationships with key suppliers; increased profit margin pressure; changes in legal and regulatory matters; non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws; foreign tax and other loss contingencies; breaches of security or privacy of business information; outbreaks, epidemics, pandemics, or public health crises; and the company's ability to generate positive cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K, as well as in other filings the company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information. The company provides the following non-GAAP metrics: sales, gross profit, operating income (including by business segment), income before income taxes, provision for income taxes, consolidated net income, noncontrolling interests, net income attributable to shareholders, effective tax rate and net income per share on a diluted basis. The foregoing non-GAAP measures are adjusted by certain of the following, as applicable: impact of changes in foreign currencies (referred to as “changes in foreign currencies” or “on a constant currency basis”) by re-translating prior-period results at current period foreign exchange rates; identifiable intangible asset amortization, restructuring, integration, and other charges; net gains and losses on investments; and impact of wind down to inventory. Management believes that providing this additional information is useful to the reader to better assess and understand the company’s operating performance and future prospects in the same manner as management, especially when comparing results with previous periods. Management typically monitors the business as adjusted for these items, in addition to GAAP results, to understand and compare operating results across accounting periods, for internal budgeting purposes, for short- and long-term operating plans, and to evaluate the company's financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, in conjunction with, and not as a substitute for, data presented in accordance with GAAP. For further discussion of our non-GAAP measures and related adjustments, refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K.

Contacts
Investors:	Brad Windbigler,
Treasurer and Vice President, Investor Relations
720-654-9893

Media:	John Hourigan,
Vice President, Public Affairs and Corporate Marketing
303-824-4586

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ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	Quarter Ended
	March 30, 2024	April 1, 2023

Sales	$6,924,260	$8,736,428
Cost of sales	6,066,434	7,622,606
Gross profit	857,826	1,113,822
Operating expenses:
Selling, general, and administrative	583,326	642,431
Depreciation and amortization	41,727	46,679
Restructuring, integration, and other	46,856	2,560
	671,909	691,670
Operating income	185,917	422,152
Equity in losses of affiliated companies	(344)	(80)
Gain on investments, net	98	10,311
Employee benefit plan expense, net	(933)	(853)
Interest and other financing expense, net	(79,604)	(79,658)
Income before income taxes	105,134	351,872
Provision for income taxes	22,036	76,547
Consolidated net income	83,098	275,325
Noncontrolling interests	(503)	1,575
Net income attributable to shareholders	$83,601	$273,750
Net income per share:
Basic	$1.54	$4.66
Diluted	$1.53	$4.60
Weighted-average shares outstanding:
Basic	54,251	58,731
Diluted	54,815	59,479

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ARROW ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands except par value)

(Unaudited)

	March 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$242,810	$218,053
Accounts receivable, net	11,062,608	12,238,073
Inventories	4,797,053	5,187,225
Other current assets	798,591	684,126
Total current assets	16,901,062	18,327,477
Property, plant, and equipment, at cost:
Land	5,691	5,691
Buildings and improvements	196,291	195,579
Machinery and equipment	1,624,409	1,632,606
	1,826,391	1,833,876
Less: Accumulated depreciation and amortization	(1,309,303)	(1,303,136)
Property, plant, and equipment, net	517,088	530,740
Investments in affiliated companies	58,868	62,741
Intangible assets, net	119,274	127,440
Goodwill	2,054,536	2,050,426
Other assets	612,048	627,344
Total assets	$20,262,876	$21,726,168
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,940,313	$10,070,015
Accrued expenses	1,474,605	1,463,915
Short-term borrowings, including current portion of long-term debt	945,698	1,653,954
Total current liabilities	11,360,616	13,187,884
Long-term debt	2,632,250	2,153,553
Other liabilities	500,672	507,424

Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2024 and 2023
Issued - 57,955 and 57,691 shares in 2024 and 2023	57,955	57,691
Capital in excess of par value	565,166	553,340
Treasury stock (4,725 and 3,880 shares in 2024 and 2023, respectively), at cost	(405,663)	(297,745)
Retained earnings	5,873,818	5,790,217
Accumulated other comprehensive loss	(392,130)	(298,039)
Total shareholders’ equity	5,699,146	5,805,464
Noncontrolling interests	70,192	71,843
Total equity	5,769,338	5,877,307
Total liabilities and equity	$20,262,876	$21,726,168

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ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Quarter Ended
	March 30, 2024	April 1, 2023
Cash flows from operating activities:
Consolidated net income	$83,098	$275,325
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	41,727	46,679
Amortization of stock-based compensation	13,447	19,497
Equity in losses of affiliated companies	344	80
Deferred income taxes	(2,801)	(7,530)
Loss (gain) on investments, net	13	(10,311)
Other	1,189	1,321
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable, net	1,057,676	1,701,889
Inventories	362,813	(199,521)
Accounts payable	(1,077,786)	(1,504,701)
Accrued expenses	21,053	(132,316)
Other assets and liabilities	(97,563)	33,392
Net cash provided by operating activities	403,210	223,804
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(29,535)	(20,114)
Other	5,139	10,867
Net cash used for investing activities	(24,396)	(9,247)
Cash flows from financing activities:
Change in short-term and other borrowings	(709,675)	(146,050)
Proceeds from long-term bank borrowings, net	477,032	34,360
Net proceeds from note offering	—	498,600
Redemption of notes	—	(300,000)
Proceeds from exercise of stock options	2,929	5,934
Repurchases of common stock	(87,948)	(303,801)
Net cash used for financing activities	(317,662)	(210,957)
Effect of exchange rate changes on cash	(36,395)	25,039
Net increase in cash and cash equivalents	24,757	28,639
Cash and cash equivalents at beginning of period	218,053	176,915
Cash and cash equivalents at end of period	$242,810	$205,554

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ARROW ELECTRONICS, INC.

NON-GAAP SALES RECONCILIATION

(In thousands)

(Unaudited)

	Quarter Ended
	March 30, 2024	April 1, 2023	% Change

Consolidated sales, as reported	$6,924,260	$8,736,428	(20.7)%
Impact of changes in foreign currencies	—	9,370
Consolidated sales, constant currency	$6,924,260	$8,745,798	(20.8)%

Global components sales, as reported	$5,191,417	$6,855,793	(24.3)%
Impact of changes in foreign currencies	—	(4,163)
Global components sales, constant currency	$5,191,417	$6,851,630	(24.2)%

Americas components sales, as reported	$1,596,692	$2,233,453	(28.5)%
Impact of changes in foreign currencies	—	(672)
Americas components sales, constant currency	$1,596,692	$2,232,781	(28.5)%

Asia components sales, as reported	$1,938,218	$2,376,195	(18.4)%
Impact of changes in foreign currencies	—	(24,636)
Asia components sales, constant currency	$1,938,218	$2,351,559	(17.6)%

Europe components sales, as reported	$1,656,507	$2,246,145	(26.3)%
Impact of changes in foreign currencies	—	21,145
Europe components sales, constant currency	$1,656,507	$2,267,290	(26.9)%

Global ECS sales, as reported	$1,732,843	$1,880,635	(7.9)%
Impact of changes in foreign currencies	—	13,533
Global ECS sales, constant currency	$1,732,843	$1,894,168	(8.5)%

Americas ECS sales, as reported	$907,748	$998,114	(9.1)%
Impact of changes in foreign currencies	—	(830)
Americas ECS sales, constant currency	$907,748	$997,284	(9.0)%

Europe ECS sales, as reported	$825,095	$882,521	(6.5)%
Impact of changes in foreign currencies	—	14,363
Europe ECS sales, constant currency	$825,095	$896,884	(8.0)%

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ARROW ELECTRONICS, INC.

NON-GAAP EARNINGS RECONCILIATION

(In thousands except per share data)

(Unaudited)

Three months ended March 30, 2024
	Reported	Intangible	Restructuring,
	GAAP	amortization	Integration	Impact of		Non-GAAP
	measure	expense	and other	Wind Down(1)	Other(2)	measure
Gross Profit	$857,826	$—	$—	$10,459	$—	$868,285
Operating income	185,917	7,546	46,856	10,459	—	250,778
Income before income taxes	105,134	7,546	46,856	10,459	(98)	169,897
Provision for income taxes	22,036	1,879	12,014	2,502	(24)	38,407
Consolidated net income	83,098	5,667	34,842	7,957	(74)	131,490
Noncontrolling interests	(503)	135	—	—	—	(368)
Net income attributable to shareholders	$83,601	$5,532	$34,842	$7,957	$(74)	$131,858
Net income per diluted share (3)	$1.53	$0.10	$0.64	$0.15	$—	$2.41
Effective tax rate (4)	21.0%					22.6%

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Three months ended April 1, 2023
	Reported	Intangible	Restructuring,
	GAAP	amortization	Integration	Impact of		Non-GAAP
	measure	expense	and other	Wind Down	Other(2)	measure
Gross Profit	$1,113,822	$—	$—	$—	$—	$1,113,822
Operating income	422,152	7,980	2,560	—	—	432,692
Income before income taxes	351,872	7,980	2,560	—	(10,311)	352,101
Provision for income taxes	76,547	2,010	720	—	(2,471)	76,806
Consolidated net income	275,325	5,970	1,840	—	(7,840)	275,295
Noncontrolling interests	1,575	134	—	—	—	1,709
Net income attributable to shareholders	$273,750	$5,836	$1,840	$—	$(7,840)	$273,586
Net income per diluted share (3)	$4.60	$0.10	$0.03	$—	$(0.13)	$4.60
Effective tax rate (4)	21.8%					21.8%

(1) Includes write downs of inventory related to the wind down of a business.

(2) Other includes gain on investments, net.

(3) The sum of the components for non-GAAP diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

(4) The items as shown in this table, represent the reconciling items for the tax rate as reported and as a non-GAAP measure.

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ARROW ELECTRONICS, INC.

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Quarter Ended
	March 30, 2024	April 1, 2023
Sales:
Global components	$5,191,417	$6,855,793
Global ECS	1,732,843	1,880,635
Consolidated	$6,924,260	$8,736,428
Operating income (loss):
Global components (a)	$225,562	$417,539
Global ECS	71,459	81,099
Corporate (b)	(111,104)	(76,486)
Consolidated	$185,917	$422,152

(a)	Global components operating income includes charges of $10.5 million in inventory write downs related to the wind down of a business.
(b)	Corporate operating income (loss) includes restructuring, integration, and other charges of $46.9 million and $2.6 million for the first quarter of 2024 and 2023, respectively. Restructuring, integration, and other charges for the first quarter of 2024 include charges of $42.8 million related to termination of personnel as a part of operating expense reduction initiatives.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended
	March 30, 2024	April 1, 2023
Global components operating income, as reported	$225,562	$417,539
Intangible assets amortization expense	6,488	6,745
Impact of wind down to inventory	10,459	—
Global components non-GAAP operating income	$242,509	$424,284

Global ECS operating income, as reported	$71,459	$81,099
Intangible assets amortization expense	1,058	1,235
Global ECS non-GAAP operating income	$72,517	$82,334

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